Exhibit 5.1

May 17, 2016

Black Stone Minerals, L.P.

1001 Fannin Street

Suite 2020

Houston, TX 77002

Ladies and Gentlemen:

We have acted as counsel to Black Stone Minerals, L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the preparation of a shelf registration statement on Form S-3 (the “Shelf Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed by the Partnership with the Securities and Exchange Commission (the “Commission”) in connection with the possible offer from time to time, pursuant to Rule 415 of the Securities Act, of an indeterminate number of common units representing limited partner interests in the Partnership (the “Common Units”) by the Partnership.

We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Shelf Registration Statement to which this opinion is an exhibit.

In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Shelf Registration Statement, including the Prospectus, (ii) the Partnership’s First Amended and Restated Agreement of Limited Partnership, as amended (the “Partnership Agreement”), (iii) the Partnership’s Certificate of Limited Partnership, as amended, (iv) resolutions of Black Stone Minerals GP, L.L.C., a Delaware limited liability company and the general partner of the Partnership, and (v) such other certificates, statutes, and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) each person signing documents we examined has the legal authority and capacity to do so, (iv) all documents submitted to us as originals are authentic and complete and all documents submitted to us as copies conform to the originals of those documents; (v) each certificate from governmental officials reviewed by us is accurate, complete, and authentic, and all official public records are accurate and complete; (vi) all Common Units will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Shelf Registration Statement and the applicable Prospectus Supplement to the applicable Prospectus; (vii) one or more Prospectus Supplements to the Prospectus will have been prepared and filed with the Commission describing the Common Units offered thereby and will comply with all applicable laws; (viii) a definitive underwriting or similar agreement with respect to any Common Units offered will have been duly authorized and validly executed and delivered by the Partnership; and (ix) the certificates for the Common Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units.

Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

1.	With respect to the Common Units, when (i) the Partnership has taken all necessary action to approve the issuance and terms of such Common Units, the terms of the offering and related matters and (ii) the Common Units have been issued and delivered in accordance with the terms of the applicable definitive underwriting or similar agreement approved by the Partnership upon payment of the consideration therefor provided for therein, then the Common Units will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-303, 17-607 or 17-804 of the Delaware Revised Uniform Limited Partnership Act (“DRULPA”) and as described in any supplement to the Prospectus and the Prospectus).

The opinion expressed herein is qualified in the following respects:

A.	This opinion is limited in all respects to the federal laws of the United States of America, the DRULPA, and the Constitution of the State of Delaware, including all applicable statutory provisions and reported judicial decisions interpreting those laws, and we are expressing no opinion as to the effect of the laws of any jurisdiction, domestic or foreign.

B.	We express no opinion as to any matters other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom. The opinions expressed herein are given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Shelf Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

This opinion is furnished to you in connection with the filing of the Shelf Registration Statement and is not to be used, circulated, quoted or otherwise relied on for any other purpose.

Very truly yours,

/s/ Vinson & Elkins L.L.P.